Exhibit 1.1

EXECUTION VERSION

Southwestern Energy Company

(a Delaware corporation)

26,086,957 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: January 14, 2015

Southwestern Energy Company

(a Delaware corporation)

26,086,957 Shares of Common Stock

UNDERWRITING AGREEMENT

January 14, 2015

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

as Representative of the several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

Southwestern Energy Company, a Delaware corporation (the “Company”), confirms its agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Schedule A hereto (the “Initial Securities”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 3,913,043 additional shares of Common Stock (the “Option Securities”). The aforesaid Initial Securities to be purchased by the Underwriters, severally and not jointly, and all or any part of the Option Securities subject to the option described in Section 2(b) hereof are herein called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company and the Underwriters agree that up to 5% of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain persons designated by the Company (the “Invitees”), as part of the distribution of the depositary shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Company has solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by the Underwriters. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 8:00 A.M. (New York City time) on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement”, as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-184882) covering the public offering and sale of certain securities of the Company, including the Securities, under the Securities Act and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus supplement and the base prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) of the Securities Act Regulations (“Rule 424(b)”). The final prospectus supplement and the base prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering and sale of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 6 P.M., New York City time, on January 14, 2015 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus and the most recent preliminary prospectus furnished to the Underwriters for general distribution to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), or (iv) the Final Term Sheet (as defined below).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter at the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement” under Rule 405 and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act Regulations, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus supplement), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such incorporated documents were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, the General Disclosure Package or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with written information furnished to the Company by any of the Underwriters through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representative consists of (A) the names of such Underwriter as presented on the front and back cover of the preliminary prospectus and the Prospectus, (B) the last paragraph on the cover page regarding delivery of the shares, and (C) the information in the first paragraph under the heading “Underwriting (Conflicts of Interest)—Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting (Conflicts of Interest)—Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting (Conflicts of Interest)—Electronic Distribution,” each as set forth in the preliminary prospectus and the Prospectus (the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the

Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163, and (D) at the Applicable Time, the Company was and is a “well-known seasoned issuer”, as defined in Rule 405.

(v) Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities and (C) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company and the Acquired Assets as required by the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

(vii) Independent Petroleum Engineers.

(a) Netherland, Sewell & Associates, Inc., whose report as of February 6, 2014, is referenced in the Registration Statement, the General Disclosure Package and the Prospectus, was as of February 6, 2014, and is, as of the date hereof, an independent petroleum engineer with respect to the Company. The information underlying the estimates of reserves of the Company and its subsidiaries, which was supplied by the Company to Netherland, Sewell & Associates, Inc. for purposes of reviewing the reserve reports and estimates of the Company and preparing the letters (the “Netherland Reserve Report Letters”) of Netherland, Sewell & Associates, Inc., including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates as of which such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; estimates of such reserves and present values as described in the Registration Statement, the General Disclosure Package and the Prospectus and reflected in the Netherland Reserve Report Letters comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Act.

(b) Netherland, Sewell & Associates, Inc., whose report as of June 30, 2014, is referenced in the Registration Statement, the General Disclosure Package and the Prospectus, was as of June 30, 2014, and is, as of the date hereof, an independent petroleum engineer with respect to assets (“Acquired Assets”) acquired pursuant to the Chesapeake Agreement (as defined below). To the Company’s knowledge, the information underlying the estimates of reserves of the Acquired Assets, which was supplied with regard to the Acquired Assets to Netherland, Sewell & Associates, Inc. for purposes of reviewing the reserve reports and estimates relating to the Acquired Assets and preparing the letters (the “Acquired Assets Reserve Report Letters”) of Netherland, Sewell & Associates, Inc., including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates as of which such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; estimates of such reserves and present values as described in the Registration Statement, the General Disclosure Package and the Prospectus and reflected in the Acquired Assets Reserve Report Letters comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Act.

(viii) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed therein. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ix) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has been no change which has had or is reasonably likely to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a

“Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.

(x) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xi) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of or other equity interests in each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of or other equity interests in any Significant Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Company’s annual report on Form 10-K for the year ended December 31, 2013.

(xii) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Historical” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(xv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement.

(xvi) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder, and the consummation of the transactions contemplated in the underwriting agreement dated January 14, 2015 between the Company and the representative of the several underwriters named therein relating to the sale by the Company and the purchase by the several underwriters named therein of 30,000,000 depositary shares, each representing a 1/20th interest in a share of its 6.25% Series B Mandatory Convertible Preferred Stock (the “Depositary Shares Offering”), have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the (i) charter, by-laws or similar organizational document of the Company or any of its subsidiaries or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except, in the case of clause (ii) above, for any such violation that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its subsidiaries.

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which would reasonably be expected to result in a Material Adverse Effect.

(xviii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets, the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement or the consummation of the Depositary Shares Offering. The aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets are the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Securities hereunder and the consummation of the transactions contemplated by this Agreement or the consummation of the Depositary Shares Offering, except (A) such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the rules of the New York Stock Exchange, securities laws of any state or non-U.S. jurisdiction or the rules of FINRA, and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered, if any.

(xxi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents, franchises, clearances and other regulatory authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them and to own, lease and operate their respective properties, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, the Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxii) Title to Property. Except as described in the General Disclosure Package and the Prospectus, each of the Company and its subsidiaries has (i) satisfactory or good and defensible title to substantially all of its interests in its oil and gas properties, title investigations having been carried out by or on behalf of such person in accordance with standards generally accepted in the oil and gas industry in the areas in which the Company and its subsidiaries operate, (ii) good and defensible title to all other real property and other material properties and assets owned by the Company or such subsidiary and (iii) valid, subsisting and enforceable leases for all of the properties and assets, real or personal, leased by them, except as the enforceability thereof may limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally (the “Enforceability Exceptions”), in each case, free and clear of all mortgages, pledges, liens, security interests, restrictions, encumbrances or charges of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for matters that would not reasonably be expected to result in a Material Adverse Effect, all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to its rights under any of the leases or subleases mentioned above or affecting or questioning its rights to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use the patents, patent rights, licenses, inventions, copyrights, know-how (including seismic data, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”) necessary to carry on the business now operated by them as described in the Registration Statement, the General Disclosure Package and the Prospectus, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxiv) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, permit requirement, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the use, handling, treatment, disposal, generation, transportation or release or threatened release of chemicals, pollutants, contaminants, wastes, hazardous substances, toxic substances, petroleum or petroleum products, asbestos-containing materials, mold or radioactive or biological materials (collectively, “Environmental Laws”) and (B) neither the Company nor its subsidiaries own, lease or operate any real property contaminated with any substance that is subject to or regulated by any Environmental Laws, is liable for any off-site disposal or contamination at current, former or third-party sites pursuant to any Environmental Laws, or is subject to any pending or threatened claim, action, demand, demand letter, lien, notice of noncompliance or violation, investigation or proceeding relating to any Environmental Laws, and, to the knowledge of the Company, there are no events or circumstances which might give rise to any of the foregoing.

(xxv) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvi) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain systems of internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 of the Exchange Act Regulations) and systems of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain required disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the Exchange Act Regulations) that are designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(xxviii) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2013 have been filed and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxix) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, all such insurance is in full force and effect and the Company and its subsidiaries are in compliance with the terms of such policies in all material respects. There are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxx) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(xxxii) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiv) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxv) Sales of Reserved Securities. In connection with any offer and sale of Reserved Securities outside the United States, if any, each preliminary prospectus, the Prospectus, any prospectus wrapper and any amendment or supplement thereto, at the time it was delivered to Invitees, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions, it being understood that the Company does not intend to offer Reserved Securities outside of the United States. The Company has not offered, or caused the Representative to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

(xxxvi) Lending Relationships. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any Underwriter or lending affiliate of any Underwriter and (B) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to the Underwriter or affiliate of any Underwriter.

(xxxvii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxviii) Acquisition Agreements. Each of (a) the Purchase and Sale Agreement, dated as of October 14, 2014 and as amended, by and between Chesapeake Appalachia, L.L.C. and Southwestern Energy Production Company, a subsidiary of the Company (the “Chesapeake Agreement”), (b) the Purchase and Sale Agreement, dated as of December 22, 2014, by and between Statoil USA Onshore Properties Inc. and SWN Production Company, LLC, a subsidiary of the Company (the “Statoil Agreement”), and (c) the Purchase and Sale Agreement, dated as of December 1, 2014, by and between WPX Energy Appalachia, LLC, WPX Energy Keystone, LLC and WPX Energy Marketing, LLC, and SWN Production Company, LLC and Southwestern Energy Services Company, subsidiaries of the Company (the “WPX Agreement” and, along with the Chesapeake Agreement and the Statoil Agreement, the “Acquisition Agreements”) has been duly authorized, executed and delivered by, and is a valid and binding agreement of, a subsidiary of the Company, enforceable in accordance with its terms, and, to the knowledge of the Company, each of the Acquisition Agreements has been duly authorized, executed and delivered by, and is a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforcement thereof may be subject to or limited by the Enforceability Exceptions or by general equitable principles.

(xxxix) Pending Acquisitions. The Company expects that the respective transactions contemplated by the Statoil Agreement and the WPX Agreement will be consummated in all material respects on the terms and by the date and as contemplated by the Statoil Agreement or the WPX Agreement, as applicable, and the description thereof set forth in the General Disclosure Package and the Final Prospectus.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,913,043 shares of Common Stock, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) The Closing Time. Payment of the purchase price for the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as the Representative and the Company shall mutually agree (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment for the Securities shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall become effective or any amendment or supplement to the General Disclosure Package or the Prospectus shall have been used or filed, as the case may be, including any document incorporated by reference therein, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, in order to comply with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations, the Company will promptly (A) give the Representative written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(c) Filing or Use of Amendments or Supplements. The Company has given the Representative notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Applicable Time and will give the Representative notice of its intention to file or use any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Securities Act

Regulations, the Exchange Act or the Exchange Act Regulations or otherwise, from the Applicable Time to the later of (i) the time when a prospectus relating to the Securities is no longer required by the Securities Act (without giving effect to Rule 172) to be delivered in connection with sales of the Notes and (ii) the Closing Time, and will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object.

(d) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the Securities Act to be delivered in connection with sales of the Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Blue Sky Qualifications. The Company will use commercially reasonable efforts, in cooperation with the Underwriters, to qualify or register the Securities for offering and sale under (or obtain exemptions from the application of) the applicable securities laws of such states and non-U.S. jurisdictions as the Representative may designate and the Company consent to, and to maintain such qualifications in effect in all material respects so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.

(j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the concurrent Depositary Shares Offering, the Preferred Stock and the Common Stock into which the Preferred Stock is convertible, (C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus and (E) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (i) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless Merrill Lynch waives, in writing, such extension.

(k) Final Term Sheet. The Company will prepare a final term sheet (the “Final Term Sheet”), in the form set forth in Schedule D hereto, reflecting the final terms of the Securities, in form and substance reasonably satisfactory to the Representative, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 within the time required by such rule.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer General Use Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and travel and lodging expenses of the representatives and officers of the Company and any such consultants (of which one-half the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters), (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA, if required, of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, (x) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees, and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). Except as provided in this Sections 4, 6, 7 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b) Termination of Agreement. If this Agreement is terminated by the Representative pursuant to Section 5(u), 9(a)(i) or (iii) or 10 hereof, the Company shall reimburse the Underwriters, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including the reasonable fees and disbursements of counsel for the Underwriters.

(c) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinions, dated the Closing Time, of Latham & Watkins LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibits A-1 through A-3 hereto and to such further effect as the Representative may reasonably request.

(c) Opinion of In-House Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of John C. Ale, Senior Vice President, General Counsel and Secretary of the Company, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as the Representative may reasonably request.

(d) Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters reasonably requested by the Representative. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel reasonably satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f) Chief Financial Officer’s Certificate. At each of the time of execution of this Agreement and the Closing Time, the Representative shall have received from the chief financial or chief accounting officer of the Company a certificate, dated as of the date of this Agreement and the Closing Time, respectively, in the form attached as Exhibit D hereto, relating to the accuracy of certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) Accountant’s Comfort Letter for Company. At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP, accountants to the Company, a letter, dated such date, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Accountant’s Comfort Letter for Acquired Assets. At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) Bring-down Comfort Letter for Company. At the Closing Time, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) Bring-down Comfort Letter for Acquired Assets. At the Closing Time, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(k) Engineers’ Comfort Letter for Company. At the time of the execution of this Agreement, the Representative shall have received from Netherland, Sewell & Associates, Inc. a letter with respect to the Netherland Reserve Report Letters, dated such date, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect as counsel to the Underwriters may reasonably request.

(l) Engineers’ Comfort Letter for Acquired Assets. At the time of the execution of this Agreement, the Representative shall have received from Netherland, Sewell & Associates, Inc. a letter with respect to the Acquired Assets Reserve Report Letters, dated such date, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect as counsel to the Underwriters may reasonably request.

(m) Bring-down Engineers’ Comfort Letter for Company. At the Closing Time, the Representative shall have received from Netherland, Sewell & Associates, Inc. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(n) Bring-down Engineers’ Comfort Letter for Acquired Assets. At the Closing Time, the Representative shall have received from Netherland, Sewell & Associates, Inc. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (l) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(o) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(p) Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

(q) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(r) Consummation of the Depositary Shares Offering. The Depositary Shares Offering shall be consummated concurrently with the issue and sale of the Securities pursuant to this Agreement.

(s) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Chief Financial Officer’s Certificate. A certificate, dated such Date of Delivery, of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. If requested by the Representative, the favorable opinion of Latham & Watkins LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representative, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Opinion of In-House Counsel for Company. If requested by the Representative, the favorable opinion of John C. Ale, Senior Vice President, General Counsel and Secretary of the Company, in form and substance reasonably satisfactory to the Representative, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Opinion of Counsel for Underwriters. If requested by the Representative, the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) Bring-down Comfort Letter for Company. If requested by the Representative, a letter from PricewaterhouseCoopers LLP, accountants to the Company, in form and substance reasonably satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(vii) Bring-down Comfort Letter for Acquired Assets. If requested by the Representative, a letter from PricewaterhouseCoopers LLP, in form and substance reasonably satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(j) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(viii) Bring-down Engineers’ Comfort Letter for Company. If requested by the Representative, a letter from Netherland, Sewell & Associates, Inc., in form and substance reasonably satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(m) hereof.

(ix) Bring-down Engineers’ Comfort Letter for Acquired Assets. If requested by the Representative, a letter from Netherland, Sewell & Associates, Inc., in form and substance reasonably satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(n) hereof.

(t) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(u) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, or if the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Securities that it is obligated to sell hereunder, this

Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 4, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the Securities Act Regulations (each, an “Affiliate”)), selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(f) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company with respect to indemnification.

(f) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, if any, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 8:00 A.M. (New York City time) on the first business day after the date of this Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriter Information.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(f) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(f) hereof.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); notices to the Company shall be directed to it at Southwestern Energy Company, 10000 Energy Drive, Spring, Texas 77389, attention of John C. Ale, Senior Vice President, General Counsel and Secretary (facsimile: (832) 796-4820).

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 16. Consent to Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 21. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, its subsidiaries and/or the offering of the Notes that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 22. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement shall not become effective until the execution of this Agreement by the parties hereto. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 and the contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 6 and 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

SECTION 23. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

SOUTHWESTERN ENERGY COMPANY

By:	/s/ R. Craig Owen
Title: Senior Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Michael Scott Van Bergh
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

The initial public offering price per share for the Securities shall be $23.00

The purchase price per share for the Securities to be paid by the several Underwriters shall be $22.31, being an amount equal to the initial public offering price set forth above less $0.69 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	10,017,396
Citigroup Global Markets Inc.	2,934,784
J.P. Morgan Securities LLC	2,934,784
Wells Fargo Securities, LLC	2,934,784
BMO Capital Markets Corp.	847,826
BNP Paribas Securities Corp.	521,739
Mitsubishi UFJ Securities (USA), Inc.	521,739
Mizuho Securities USA Inc.	639,130
RBS Securities Inc.	913,043
SMBC Nikko Securities America, Inc.	639,130
BBVA Securities Inc.	352,173
Credit Agricole Securities (USA) Inc.	352,173
RBC Capital Markets, LLC	339,130
CIBC World Markets Corp.	208,695
SG Americas Securities, LLC	208,695
BB&T Capital Markets, a division of BB&T Securities, LLC	143,478
Comerica Securities, Inc.	143,478
Fifth Third Securities, Inc.	143,478
Heikkinen Energy Securities, LLC	143,478
HSBC Securities (USA) Inc.	143,478
KeyBanc Capital Markets Inc.	143,478
Macquarie Capital (USA) Inc.	143,478
Piper Jaffray & Co.	143,478
PNC Capital Markets LLC	143,478
Robert W. Baird & Co. Incorporated	143,478
Scotia Capital (USA) Inc.	143,478
Tudor, Pickering, Holt & Co. Securities, Inc.	143,478

Total	26,086,957

SCHEDULE B-1

Pricing Terms

1. The Company is selling 26,086,957 shares of Common Stock.

2. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,913,043 shares of Common Stock.

3. The initial public offering price per share for the Securities shall be $23.00.

SCHEDULE B-2

Free Writing Prospectuses

Final Term Sheet dated January 14, 2015 (Schedule D)

SCHEDULE C

List of Persons and Entities Subject to Lock-up

John D. Gass

Catherine A. Kehr

Greg D. Kerley

Vello A. Kuuskraa

Kenneth R. Mourton

Steven L. Mueller

Elliott Pew

Terry W. Rathert

Alan H. Stevens

William J. Way

Mark K. Boling

Jeffrey B. Sherrick

R. Craig Owen

John C. Ale

Jennifer N. McCauley

James W. Vick

James L. Bolander, Jr.

J. Alan Stubblefield

Randall D. Ponder

John E. Bergeron

Jim R. Dewbre

Joanne C. Hresko

Paul W. Geiger

Randy L. Curry

Douglas Van Slambrouck

Josh C. Anders

Jennifer E. Stewart

SCHEDULE D

Final Term Sheet

Southwestern Energy Company

Concurrent Offerings of

26,086,957 Shares of Common Stock, par value $0.01 per Share (the “Common Stock”)

(the “Common Stock Offering”)

and

30,000,000 Depositary Shares (the “Depositary Shares”)

Each Representing a 1/20th Interest in a Share of

6.25% Series B Mandatory Convertible Preferred Stock

(the “Depositary Shares Offering”)

The information in this pricing term sheet relates only to the Common Stock Offering and the Depositary Shares Offering and should be read together with (i) the preliminary prospectus supplement dated January 12, 2015 relating to the Common Stock Offering (the “Common Stock Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, (ii) the preliminary prospectus supplement dated January 12, 2015 relating to the Depositary Shares Offering (the “Depositary Shares Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and (iii) the related base prospectus dated January 12, 2015, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration No. 333-184882. Neither the Common Stock Offering nor the Depositary Shares Offering is contingent on the successful completion of the other offering. Terms not defined in this pricing term sheet have the meanings given to such terms in the Common Stock Preliminary Prospectus Supplement or the Depositary Shares Preliminary Prospectus Supplement, as applicable. All references to dollar amounts are references to U.S. dollars. Southwestern Energy Company has increased the size of the Common Stock Offering to 26,086,957 shares (or 30,000,000 shares if the underwriters in the Common Stock Offering exercise their option to purchase additional shares in full) and the size of the Depositary Shares Offering to 30,000,000 Depositary Shares (or 34,500,000 Depositary Shares if the underwriters in the Depositary Shares Offering exercise their over-allotment option in full). The final prospectus supplements relating to the Common Stock Offering and the Depositary Shares Offering will reflect conforming changes relating to such increases in the size of the offerings.

Issuer:	Southwestern Energy Company

Ticker / Exchange for the Common Stock:	SWN / The New York Stock Exchange (“NYSE”)

Trade Date:	January 15, 2015.

Settlement Date:	January 21, 2015.

Use of Proceeds:	The Issuer estimates that the net proceeds to it from the Common Stock Offering, after deducting underwriting discounts and estimated offering expenses payable by the Issuer for the Common Stock Offering, will be approximately $581.4 million (or approximately $668.7 million if the underwriters in the Common Stock Offering exercise their option to purchase additional shares in full) and that the net proceeds to it from the Depositary Shares Offering, after deducting underwriting discounts and estimated offering expenses payable by the Issuer for the Depositary Shares Offering, will be approximately $1,454.1 million (or approximately $1,672.3 million if the underwriters in the Depositary Shares Offering exercise their over-allotment option in full). The Issuer intends to use the net proceeds from the Common Stock Offering and the Depositary Shares Offering to partially repay amounts outstanding under the Issuer’s existing $4,500 million unsecured 364-day bridge term loan facility. See “Use of Proceeds” in the Common Stock Preliminary Prospectus Supplement and the Depositary Shares Preliminary Prospectus Supplement.

Common Stock Offering

Common Stock Offered:	26,086,957 shares of Common Stock

Option for Underwriters to Purchase Additional Shares of Common Stock:	3,913,043 additional shares of Common Stock

NYSE Last Reported Sale Price of the Common Stock on January 14, 2015:	$23.02 per share

	Per Share of Common Stock	Total
Public Offering Price	$23.00	$600,000,011.00
Underwriting Discounts	$0.69	$18,000,000.33
Proceeds to the Issuer (Before Expenses)	$22.31	$582,000,010.67

CUSIP / ISIN:	845467109 / US8454671095

Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC BMO Capital Markets Corp.

Senior Co-Managers:	BNP Paribas Securities Corp. Mitsubishi UFJ Securities (USA), Inc. Mizuho Securities USA Inc. RBS Securities Inc. SMBC Nikko Securities America, Inc.

Co-Managers:

BBVA Securities Inc.

Credit Agricole Securities (USA) Inc.

RBC Capital Markets, LLC

CIBC World Markets Corp.

SG Americas Securities, LLC

BB&T Capital Markets, a division of BB&T Securities, LLC

Comerica Securities, Inc.

Fifth Third Securities, Inc.

Heikkinen Energy Securities, LLC

HSBC Securities (USA) Inc.

KeyBanc Capital Markets Inc.

Macquarie Capital (USA) Inc.

Piper Jaffray & Co.

PNC Capital Markets LLC

Robert W. Baird & Co. Incorporated

Scotia Capital (USA) Inc.

Tudor, Pickering, Holt & Co. Securities, Inc.

Depositary Shares Offering

Depositary Shares Offered:	30,000,000 Depositary Shares, each of which represents a 1/20th interest in a share of the Issuer’s 6.25% Series B Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”). At settlement of the Depositary Shares Offering, the Issuer will issue 1,500,000 shares of Mandatory Convertible Preferred Stock, subject to the underwriters’ option to purchase additional Depositary Shares to cover over-allotments.

Over-Allotment Option:	4,500,000 additional Depositary Shares (corresponding to 225,000 additional shares of the Mandatory Convertible Preferred Stock).

	Per Depositary Share	Total
Public Offering Price	$50.00	$1,500,000,000.00
Underwriting Discounts	$1.50	$45,000,000.00
Proceeds to the Issuer (Before Expenses)	$48.50	$1,455,000,000.00

Dividends:

6.25% of the liquidation preference of $1,000 per share of the Mandatory Convertible Preferred Stock per year. Dividends will accumulate from the Settlement Date and, to the extent that the Issuer is legally permitted to pay dividends and its board of directors, or an authorized committee thereof, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock, the Issuer will pay such dividends in cash or, subject to certain limitations, by delivery of shares of Common Stock or through any combination of cash and shares of Common Stock, as determined by the Issuer in its sole discretion; provided that any unpaid dividends will continue to accumulate.

The expected dividend payable on the first Dividend Payment Date is approximately $14.5833 per share of Mandatory Convertible Preferred Stock (equivalent to approximately $0.72917 per Depositary Share). Each subsequent dividend is expected to be $15.6250 per share of Mandatory Convertible Preferred Stock (equivalent to $0.78125 per Depositary Share).

Dividend Record Dates:	The January 1, April 1, July 1 and October 1 immediately preceding the relevant Dividend Payment Date.

Dividend Payment Dates:	January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2015 and ending on, and including, January 15, 2018.

Mandatory Conversion Date:	The third business day immediately following the last trading day of the 20 consecutive trading day period beginning on, and including, the 23rd scheduled trading day immediately preceding January 15, 2018.

Initial Price:	Approximately $23.00, which is equal to $1,000, divided by the Maximum Conversion Rate.

Threshold Appreciation Price:	Approximately $27.025, which represents a premium of approximately 17.5% over the Initial Price and is equal to $1,000, divided by the Minimum Conversion Rate.

Floor Price:	$8.05 (approximately 35% of the Initial Price).

Conversion Rate per Share of Mandatory Convertible Preferred Stock:

The conversion rate for each share of Mandatory Convertible Preferred Stock will not be more than 43.4782 shares of Common Stock and not less than 37.0028 shares of Common Stock (respectively, the “Maximum Conversion Rate” and “Minimum Conversion Rate”) (and, correspondingly, the conversion rate for each Depositary Share will not be more than 2.17391 shares of Common Stock and not less than 1.85014 shares of Common Stock), depending on the applicable market value (as defined in the Depositary Shares Preliminary Prospectus Supplement) of the Common Stock, as described below.

The following table illustrates the conversion rate per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments described in the Depositary Shares Preliminary Prospectus Supplement, based on the applicable market value of the Common Stock:

Applicable Market Value of
the Common Stock

Greater than the Threshold Appreciation Price

Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price

Less than the Initial Price

Conversion Rate per Share of

Mandatory Convertible

Preferred Stock

37.0028 shares of Common Stock

Between 37.0028 and 43.4782 shares of Common Stock, determined by dividing $1,000 by the applicable market value

43.4782 shares of Common Stock

The following table illustrates the conversion rate per Depositary Share, subject to certain anti-dilution adjustments described in the Depositary Shares Preliminary Prospectus Supplement, based on the applicable market value of the Common Stock:

Applicable Market Value of
the Common Stock

Greater than the Threshold Appreciation Price

Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price

Less than the Initial Price

Conversion Rate per Depositary

Share

1.85014 shares of Common Stock

Between 1.85014 and 2.17391 shares of Common Stock, determined by dividing $50 by the applicable market value

2.17391 shares of Common Stock

Optional Conversion:	Other than during a fundamental change conversion period (as defined in the Depositary Shares Preliminary Prospectus Supplement), at any time prior to January 15, 2018, a holder of Mandatory Convertible Preferred Stock may elect to convert such holder’s shares of Mandatory Convertible Preferred Stock at the Minimum Conversion Rate of 37.0028 shares of Common Stock per share of Mandatory Convertible Preferred Stock (equivalent to 1.85014 shares of Common Stock per Depositary Share), subject to adjustment as described in the Depositary Shares Preliminary Prospectus Supplement. Because each Depositary Share represents a 1/20th fractional interest in a share of Mandatory Convertible Preferred Stock, a holder of Depositary Shares may only convert its Depositary Shares in lots of 20 Depositary Shares.

Fundamental Change:

If a fundamental change (as defined in the Depositary Shares Preliminary Prospectus Supplement) occurs on or prior to January 15, 2018, holders of the Mandatory Convertible Preferred Stock will have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part, into shares of Common Stock at the fundamental change conversion rate (as defined in the Depositary Shares Preliminary Prospectus Supplement) during the period beginning on, and including, the effective date (as defined in the Depositary Shares Preliminary Prospectus Supplement) of such fundamental change and ending on, and including, the date that is 20 calendar days after such effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change, but in no event later than January 15, 2018).

The following table sets forth the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock based on the effective date of the fundamental change and the stock price (as defined in the Depositary Shares Preliminary Prospectus Supplement) in the fundamental change:

Stock Price on Effective Date
Effective Date	$5.00	$10.00	$15.00	$20.00	$23.00	$25.00	$27.03	$30.00	$35.00	$40.00	$45.00	$50.00	$60.00
January 21, 2015	44.9560	42.5280	39.4600	36.9820	36.0980	35.7400	35.5300	35.4260	35.5580	35.8260	36.0880	36.3020	36.5700
January 15, 2016	44.2160	43.1160	40.8200	38.1420	36.9880	36.4780	36.1540	35.9480	36.0100	36.2420	36.4600	36.6160	36.7820
January 15, 2017	43.6620	43.4500	42.4680	39.9640	38.3740	37.5660	37.0140	36.6220	36.5820	36.7340	36.8420	36.8940	36.9260
January 15, 2018	43.4780	43.4780	43.4780	43.4780	43.4780	40.0000	37.0020	37.0020	37.0020	37.0020	37.0020	37.0020	37.0020

The exact stock price and effective date may not be set forth on the table, in which case:

•   if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be determined by straight-line interpolation between the fundamental change conversion rates per share of Mandatory Convertible Preferred Stock set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365- or 366-day year, as applicable;

•   if the stock price is in excess of $60.00 per share (subject to adjustment in the same manner and at the same time as the stock price set forth in the first row of the table above as described in the Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be the Minimum Conversion Rate, subject to adjustment as described in the Depositary Shares Preliminary Prospectus Supplement; and

•   if the stock price is less than $5.00 per share (subject to adjustment in the same manner and at the same time as the stock price set forth in the first row of the table above as described in the Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be the Maximum Conversion Rate, subject to adjustment as described in the Depositary Shares Preliminary Prospectus Supplement.

The following table sets forth the fundamental change conversion rate per Depositary Share based on the effective date of the fundamental change and the stock price in the fundamental change:

Stock Price on Effective Date
Effective Date	$5.00	$10.00	$15.00	$20.00	$23.00	$25.00	$27.03	$30.00	$35.00	$40.00	$45.00	$50.00	$60.00
January 21, 2015	2.2478	2.1264	1.9730	1.8491	1.8049	1.7870	1.7765	1.7713	1.7779	1.7913	1.8044	1.8151	1.8285
January 15, 2016	2.2108	2.1558	2.0410	1.9071	1.8494	1.8239	1.8077	1.7974	1.8005	1.8121	1.8230	1.8308	1.8391
January 15, 2017	2.1831	2.1725	2.1234	1.9982	1.9187	1.8783	1.8507	1.8311	1.8291	1.8367	1.8421	1.8447	1.8463
January 15, 2018	2.1739	2.1739	2.1739	2.1739	2.1739	2.0000	1.8501	1.8501	1.8501	1.8501	1.8501	1.8501	1.8501

The exact stock price and effective date may not be set forth on the table, in which case:

•   if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per Depositary Share will be determined by straight-line interpolation between the fundamental change conversion rates per Depositary Share set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365- or 366-day year, as applicable;

•   if the stock price is in excess of $60.00 per share (subject to adjustment in the same manner and at the same time as the stock price set forth in the first row of the table above as described in the Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per Depositary Share will be the Minimum Conversion Rate, divided by 20, subject to adjustment as described in the Depositary Shares Preliminary Prospectus Supplement; and

•   if the stock price is less than $5.00 per share (subject to adjustment in the same manner and at the same time as the stock price set forth in the first row of the table above as described in the Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per Depositary Share will be the Maximum Conversion Rate, divided by 20, subject to adjustment as described in the Depositary Shares Preliminary Prospectus Supplement.

Because each Depositary Share represents a 1/20th fractional interest in a share of Mandatory Convertible Preferred Stock, a holder of Depositary Shares may only convert its Depositary Shares upon the occurrence of a fundamental change in lots of 20 Depositary Shares.

Discount Rate for Purposes of Fundamental Change Dividend Make-Whole Amount:	The discount rate for purposes of determining the fundamental change dividend make-whole amount (as defined in the Depositary Shares Prospectus Supplement) is 6.25% per annum.

Listing:	The Issuer intends to apply to list the Depositary Shares on The New York Stock Exchange under the symbol “SWNC” and expects trading of the Depositary Shares on The New York Stock Exchange to begin within 30 days of the Settlement Date.

CUSIP / ISIN for the Depositary Shares:	845467208 / US8454672085

CUSIP / ISIN for the Mandatory Convertible Preferred Stock:	845467307 / US8454673075

Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC BNP Paribas Securities Corp.

Senior Co-Managers:	BMO Capital Markets Corp. Mitsubishi UFJ Securities (USA), Inc. Mizuho Securities USA Inc. RBS Securities Inc. SMBC Nikko Securities America, Inc.

Co-Managers:

BBVA Securities Inc.

Credit Agricole Securities (USA) Inc.

RBC Capital Markets, LLC

CIBC World Markets Corp.

SG Americas Securities, LLC

BB&T Capital Markets, a division of BB&T Securities, LLC

Comerica Securities, Inc.

Fifth Third Securities, Inc.

Heikkinen Energy Securities, LLC

HSBC Securities (USA) Inc.

KeyBanc Capital Markets Inc.

Macquarie Capital (USA) Inc.

PNC Capital Markets LLC

Robert W. Baird & Co. Incorporated

Scotia Capital (USA) Inc.

Tudor, Pickering, Holt & Co. Securities, Inc.

U.S. Bancorp Investments, Inc.

The Issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplements for the offerings) with the U.S. Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the Common Stock Preliminary Prospectus Supplement or the Depositary Shares Preliminary Prospectus Supplement, as the case may be, the related base prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Common Stock Offering and the Depositary Shares Offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained from BofA Merrill Lynch, Attention: Prospectus Department, 222 Broadway New York, NY 10038, 866-500-5408, dg.prospectus_requests@baml.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, 1-800-831-9146, prospectus@citi.com; J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, 1-866-803-9204; Wells Fargo Securities, Attention: Equity Syndicate Dept, 375 Park Avenue, New York, NY 10152, 1-800-326-5897, cmclientsupport@wellsfargo.com; (solely with respect to the Common Stock Offering) BMO Capital Markets. Attention: Prospectus Department, 3 Times Square, 27th Floor, New York, NY 10036, (800) 414-3627, bmoprospectus@bmo.com; or (solely with respect to the Depositary Shares Offering) BNP Paribas Securities Corp., Attention: Equity Syndicate Desk, 787 7th Avenue, New York, NY 10019, (212) 841-2620.

This communication should be read in conjunction with the Common Stock Preliminary Prospectus Supplement or the Depositary Shares Preliminary Prospectus Supplement, as the case may be, and the related base prospectus. The information in this communication supersedes the information in the Common Stock Preliminary Prospectus Supplement or the Depositary Shares Preliminary Prospectus Supplement, as the case may be, and the related base prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the related base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A-1

FORM OF OPINION OF LATHAM & WATKINS LLP TO BE DELIVERED PURSUANT TO SECTION 5(b)

1. The Company is a corporation under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus (in each case including the Incorporated Documents). With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2. The Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and issued to and paid for by you and the other Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights arising from the Governing Documents. In rendering the foregoing opinion we have assumed that the Company will comply with all applicable notice requirements under the DGCL.

3. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

4. The execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares by the Company to you and the other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:

(i)	violate the Company’s Governing Documents; or

(ii)	violate any federal or New York statute, rule or regulation applicable to the Company or the DGCL; or

(iii)	require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company or the DGCL on or prior to the date hereof that have not been obtained or made.

5. The Registration Statement has become effective under the Act. With your consent, based solely on a review of the Commission’s website, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rules 424(b) and 430B under the Act, and the Specified IFWP has been filed in accordance with Rule 433(d) under the Act.

6. The Registration Statement at January 14, 2015, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

7. The statements in the Preliminary Prospectus, the Specified IFWP and the Prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, and under the caption “Description of Debt Securities,” insofar as they purport to describe or summarize certain provisions of U.S. federal and New York laws referred to therein, are accurate descriptions or summaries in all material respects.

8. The Company is not, and immediately after giving effect to the sale of the Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit A-2

FORM OF NEGATIVE ASSURANCE LETTER OF LATHAM & WATKINS LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•	the Registration Statement at January 14, 2015, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Preliminary Prospectus, as of 6 p.m. U.S. Eastern time on January 14, 2015 (together with the Incorporated Documents at that date and the Specified IFWP) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•	the Prospectus, as of its date or as of the date hereof, (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus, or the Incorporated Documents.

Exhibit A-3

FORM OF TAX OPINION OF LATHAM & WATKINS LLP TO BE DELIVERED PURSUANT TO SECTION 5(b)

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, the Preliminary Prospectus and the Prospectus, we hereby confirm that the statements in the Preliminary Prospectus and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

Exhibit B

FORM OF OPINION OF JOHN C. ALE

TO BE DELIVERED PURSUANT TO SECTION 5(c)

1.	The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction, other than its state of incorporation, in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

2.	Each Significant Subsidiary of the Company has been duly formed and is validly existing under the laws of the jurisdiction of its incorporation or formation, has corporate or similar power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Prospectus, all of the outstanding shares of capital stock of or other equity interests in each Significant Subsidiary have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The Significant Subsidiaries and their respective jurisdictions of incorporation or formation are set forth in Schedule A hereto.

3.	To the best of my knowledge, and except as otherwise disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2013, and the Forms 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 or the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its Significant Subsidiaries is or may be a party or to which any property of the Company or any of its Significant Subsidiaries is or may be the subject which, if determined adversely to the company or such Significant Subsidiary, as applicable, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

4.	To the best of my knowledge, neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, the agreements filed or incorporated by reference as exhibits to the Registration Statement or filed as exhibits to the reports incorporated by reference in the Registration Statement (the “Specified Agreements”), except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole or to the holders of shares of the Company’s common stock; the issue and sale of Securities and the performance by the Company of its obligations under the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provision of, or constitute a default under, any of the Specified Agreements or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties, except for any conflicts, breaches, violations or defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole or to the holders of shares of the Company’s common stock.

B-1

Schedule A

Significant Subsidiary	Jurisdiction of Incorporation or Formation

SWN Production (Arkansas), LLC	Texas

SWN Production Company, LLC	Texas

SWN Midstream Services Company, LLC	Texas

Southwestern Energy Services Company	Texas

DeSoto Gathering Company, LLC	Texas

Angelina Gathering Company, L.L.C.	Texas

B-2

Exhibit C

January 12, 2015

Merrill Lynch, Pierce, Fenner & Smith

          Incorporated,

One Bryant Park

New York, New York 10036

as Representative of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

Re:	Proposed Public Offering by Southwestern Energy Company

Dear Sirs:

The undersigned, a stockholder [and an officer and/or director] of Southwestern Energy Company, a Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, provided that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

[In addition, the undersigned may make dispositions of Lock-up Securities to the Company, or the the Company may withold Lock-up Securities, solely in connection with the payment of fees, taxes and any exercise price due with respect to the vesting of restricted stock awards or the cashless exercise of stock options, insofar as such restricted stock or stock option is outstanding as of the date of the underwriting agreement; provided that, (i) no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during the lock-up period, and (ii) if any filing with the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, or other public report, is required to be made, such report shall clearly indicate that the transfer relates to the payment of taxes due with respect to the vesting of restricted stock awards or the cashless exercise of stock options and that no shares were sold by the reporting person.]1

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

[Signature page follows]

[1]	Mueller and Owen lockups only.

Very truly yours,

Signature:

Print Name:

Exhibit D

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

TO BE DELIVERED PURSUANT TO SECTION 5(f)

[Pricing Date][Closing Date]

Capitalized terms used but not defined in this certificate have the meaning ascribed to them in the Underwriting Agreement, dated January 14, 2015, among Southwestern Energy Company, a Delaware corporation (the “Company”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Underwriters named in Schedule A thereto (the “Underwriting Agreement”).

In connection with the offering of the Securities, and to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Securities, I, R. Craig Owen, as Chief Financial Officer of the Company (and not in my individual capacity), do hereby certify as follows:

1.	I am knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of the Company and its subsidiaries, and I, along with others, have responsibility for preparing quarterly and annual financial statements and related disclosures for the Company and its subsidiaries on a consolidated basis in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

2.	I, or members of my staff, have read the amounts excerpted from the Registration Statement, the Time of Sale Prospectus and the Prospectus and marked as attached hereto as Exhibit A (the “Certified Capsule Information”). To my knowledge based on a reasonable inspection of the Company’s books and records, the Certified Capsule Information (a) is derived from the internal accounting records of the Company, and (b) presents fairly, in all material respects, the financial information presented therein.

3.	I, or members of my staff, have reviewed the key performance indicators and other operating data excerpted from the Registration Statement, the Time of Sale Prospectus and the Prospectus and marked as attached hereto as Exhibit B (the “Certified Operating Data”). To the best of my knowledge, the Certified Operating Data was derived from internal databases that are reliable and accurate in all material respects to produce such Certified Operating Data.

[The remainder of this page has intentionally been left blank]

D-1

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate in his sole capacity as the Chief Financial Officer of the Company, as of the first date set forth herein.

By:
	Name:	R. Craig Owen
	Title:	Chief Financial Officer

D-2